UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2007
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007, Southern Copper Corporation (“the Company”) issued a press release announcing that it had accepted the resignation of Mr. Eduardo Gonzalez as its Chief Financial Officer and Director effective June 15, 2007 and had appointed Mr. José N. Chirinos, SCC’s Comptroller, as interim Chief Financial Officer.

Mr. Gonzalez intends to pursue other business interests and SCC wishes him well in his new endeavors.

Mr. Chirinos has acted as Comptroller of the Company for several years and has been a key participant in the Company’s financing activities, including its stock and bond offerings. He has served as our Comptroller since April 2005 and as our Treasurer from April 2004 to April 2005. He has been Comptroller and Finance Director since December 1999. From January 1994 until April 2005 he was our Assistant Comptroller. Since January 2004, Mr. Chirinos has been Vice President of Finance and Chief Financial Officer of Southern Peru Limited, our Peruvian branch. He has held various positions in Accounting, Administration and Finance during his 40 years at our Company.

Item 9.01               Financial Statements and Exhibits

Exhibit No.            Description

99.1                         Press Release, dated June 7, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation (Registrant)

By:	/s/ Xavier García de Quevedo
Xavier García de Quevedo
Executive President and Chief Operating Officer

Date: June 7, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of Southern Copper Corporation dated June 7, 2007.